Exhibit 10.3

AMENDMENT NO. 1

TO

COMMON STOCK PURCHASE WARRANT

This Amendment No. 1 to Common Stock Purchase Warrant (this “Amendment”), dated as of May 21, 2021 (the “Effective Date”), is entered into by and between Grom Social Enterprises, Inc., a Florida corporation (the “Company”), and Quick Capital, LLC, a Wyoming limited liability company (the “Holder”).

RECITALS

WHEREAS, the Holder is the owner of that certain Common Stock Purchase Warrant to purchase 1,183,197 shares of common stock, dated December 17, 2020 issued by the Company to the Holder (the “Original Warrant”);

WHEREAS, Section 9 of the Original Warrant provides that the provisions of the Original Warrant may only be amended by an instrument in writing signed by the Company and the Holder; and

WHEREAS, the Company and the Holder desire to amend the Original Warrant to remove certain anti-dilution provisions contained therein upon the request of a national exchange for the Company’s uplisting purposes.

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.	Capitalized Terms. Except as may be expressly provided herein, all capitalized terms used herein shall have the meanings assigned to them in the Original Warrant.

2.	Amendment to Section 2(c). The parties desire to remove certain anti-dilution protections afforded to the Holder set forth in the Original Warrant, and as such Section 2(c) of the Original Warrant is hereby amended and restated to now read in its entirety as follows:

(c) [Removed]

3.	Conforming Changes. All provisions in the Original Warrant and any amendments, attachments, schedules or exhibits thereto in conflict with this Amendment shall be and hereby are changed to conform to this Amendment.

4.	Full Force and Effect. All other terms of the Original Warrant are not amended hereby and shall remain in full force and effect, except as otherwise set forth in this Amendment. The parties hereby ratify and confirm the terms and conditions of the Original Warrant, as supplemented and amended by this Amendment.

5.	Recitals. The Recitals above are true and correct and are hereby incorporated by reference.

6.	Applicable law. The substantive laws of the applicable state, as well as terms regarding forum and jurisdiction, as originally provided in the Original Warrant shall govern the construction of this Amendment and the rights and remedies of the parties hereto.

7.	Fees. The Company shall immediately pay to the Holder $650 on the Effective Date to cover the Holder’s legal expenses in connection with the preparation of this Amendment.

8.	Counterparts. This Amendment may be executed in counterparts (including by means of facsimile or electronic transmission), each of which shall be deemed an original but all of which, when taken together, will constitute one and the same agreement.

** Signature Page Follows **

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IN WITNESS WHEREOF, the Company and the Holder have made and executed this Amendment effective as of the Effective Date.

COMPANY: Grom Social Enterprises, Inc. By: /s/ Mel Leiner Name: Mel Leiner, Executive Vice President Title: CEO	HOLDER: Quick Capital, LLC By: /s/ Eilon Natan Name: Eilon D. Natan Title: Manager

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